Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter 2024 Financial Results

San Diego, CA - August 13, 2024 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended June 30, 2024.

Second Quarter 2024 and Recent Financial and Operating Highlights

•
Generated revenue of $4.0 million for second quarter 2024, consistent with $4.0 million for the second quarter 2023 and the first quarter 2024;
•
Recognized gross margin of 47.0% for second quarter 2024 compared to 43.3% for the second quarter 2023 and a sequential improvement from 46.3% for the first quarter 2024;
•
Cash balance of $0.5 million at quarter end compared to $1.3 million at the end of 2023;
•
Further established number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•
Generated additional shelve placement and associated revenue after the launch of pet chews for hip and joint health and calming care chews;
•
Entered into a financing with Streeterville for net proceeds of $0.9 million;
•
Recognized an adjusted EBITDA loss of $6,000 for the second quarter 2024, close to achieving operating cash flow break-even;
•
Acquired Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry, based in Colorado; and
•
Appointed Maxim Group LLC ("Maxim") as non-exclusive financial advisor and investment banker to provide strategic financial advisory and investment banking services. With the help of Maxim, the Company intends to continue to build an efficient and cost effective consumer products platform and continue to evaluate inbound and outbound merger, sale, acquisition or other options for the Company.

“We are pleased with our second quarter 2024 results. Revenues for our core business remained stable at $4 million in the second quarter 2024 despite a challenging environment. With our recently completed acquisitions and new product innovations, we are planning to grow our revenue in the second half of 2024. Our 47.0% gross margin in the second quarter 2024 is our best gross margin in the last 13 quarters,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our second quarter 2024 progress demonstrates our continuous commitment to innovation and cost-efficient execution as we move closer to profitability and positive cash flow. We are excited about the additional opportunities of Elevated Softgels, our most recent acquisition, which we closed in May 2024. In addition, we are thrilled to appoint Maxim as our strategic financial advisor to accelerate our organic and non-organic growth opportunities.”

Operating Results - Second Quarter 2024 Compared to Second Quarter 2023

Sales for second quarter 2024 were $4.0 million, flat compared to the second quarter 2023. Our B2B sales declined slightly by 3%, offset by a 4% increase in our B2C sales. B2C sales increased by $0.1 million to $1.7 million in the second quarter 2024 mostly due to additional revenue from our subscription customers. The total number of units sold during the second quarter 2024 decreased by 12.5%, offset by higher average sales prices per unit of 12.1%. The average sales price per unit improved due to product and channel mix. We generated an operating loss of $0.6 million in the second quarter 2024, compared to an operating loss of $1.1 million in the second quarter 2023. The improvement is mostly due to higher gross margins and reduced operating expenses. The Company had negative adjusted EBITDA of $6,000 for the second quarter 2024 compared to $0.9 million in the second quarter of 2023.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1676369&tp_key=2c558c26e6. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Tuesday, August 20, 2024, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13747169.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company's Cultured FoodsTM brand provides a variety of 100% plant-based food products. Committed to crafting nutritious and flavorful alternatives, Cultured FoodsTM caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Product sales, net	$3,954	$3,966	$7,956	$8,114
Cost of goods sold	2,094	2,248	4,243	4,614
Gross profit	1,860	1,718	3,713	3,500

Operating expenses:
Research and development	28	36	64	71
Selling, general and administrative	2,415	2,758	4,852	4,914
Benefit from reversal of accrued payroll taxes	—	—	—	(6,171)
Total operating expenses	2,443	2,794	4,916	(1,186)

Operating income (loss)	(583)	(1,076)	(1,203)	4,686

Other expense, net	1	209	3	265
Income (loss) before income taxes	(584)	(1,285)	(1,206)	4,421
Income tax expense	—	3	6	3
Net income (loss)	$(584)	$(1,288)	$(1,212)	$4,418

Weighted average common shares outstanding, basic and diluted	172,418	152,599	167,823	152,353
Net income (loss) per common share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$0.03

CV SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$477	$1,317
Accounts receivable, net	639	431
Inventory	5,206	5,655
Prepaid expenses and other	410	535
Total current assets	6,732	7,938

Property and equipment, net	666	379
Right of use assets	451	167
Intangibles, net	106	78
Goodwill	729	342
Other assets	202	296
Total assets	$8,886	$9,200

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,307	$2,309
Accrued expenses	3,461	3,422
Operating lease liability - current	234	130
Debt	29	254
Total current liabilities	6,031	6,115

Operating lease liability - net of current portion	233	58
Deferred tax liability	19	19
Other liabilities	95	105
Total liabilities	6,378	6,297

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of June 30, 2024 and December 31, 2023; and no shares outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of June 30, 2024 and December 31, 2023; 180,651 and 161,678 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	18	16
Additional paid-in capital	88,291	87,464
Accumulated deficit	(85,799)	(84,587)
Accumulated other comprehensive income (loss)	(2)	10
Total stockholders' equity	2,508	2,903

Total liabilities and stockholders' equity	$8,886	$9,200

CV SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six months ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$(1,212)	$4,418
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	139	118
Stock-based compensation	67	153
Note discount and interest expense	—	112
Non-cash lease expense, net	78	53
Benefit from reversal of accrued payroll tax	—	(6,171)
Other	158	312
Change in operating assets and liabilities:
Accounts receivable, net	(200)	148
Inventory	513	727
Prepaid expenses and other	125	2,778
Accounts payable and accrued expenses	(243)	(262)
Net cash flows provided by (used in) operating activities	(575)	2,386

INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(40)	—
Net cash flows used in investing activities	(40)	—

FINANCING ACTIVITIES
Repayment of note payable	(50)	(1,117)
Repayment of unsecured debt	(173)	(190)
Net cash flows used in financing activities	(223)	(1,307)
Effect of exchange rate changes on cash	(2)	—
Net increase (decrease) in cash	(840)	1,079
Cash, beginning of period	1,317	611
Cash, end of period	$477	$1,690
Supplemental cash flow disclosures:
Interest paid	$6	$4
Income tax paid	$6	$—
Supplemental disclosure of non-cash transactions:
Services paid with common stock	$62	$100
Fair value of assets acquired, excluding cash	$447	$—
Goodwill on acquisition	393	—
Common stock consideration	(700)	—
Contigent consideration	(100)	—
Cash paid for acquisition	$40	$—

Supplemental cash flow disclosures:
Interest paid	$4	$3
Income taxes paid	$6	$—
Supplemental disclosure of non-cash transactions:
Services paid with common stock	$62	$—

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation, amortization, interest, and income tax expense, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the three and six months ended June 30, 2024 and 2023 is detailed below (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (loss) - GAAP	$(584)	$(1,288)	$(1,212)	$4,418
Stock-based compensation (1)	37	35	67	153
Professional fees associated with legal dispute (2)	464	—	693	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(6,171)
Note discount and interest expense (4)	—	12	—	112
Net loss - non-GAAP	$(83)	$(1,241)	$(452)	$(1,488)

Diluted EPS - GAAP	$(0.00)	$(0.01)	$(0.01)	$0.03
Stock-based compensation (1)	—	—	—	—
Professional fees associated with legal dispute (2)	—	—	0.01	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(0.04)
Note discount and interest expense (4)	—	—	—	—
Diluted EPS - non-GAAP	$(0.00)	$(0.01)	$(0.00)	$(0.01)

Shares used to calculate diluted EPS - GAAP and non-GAAP	172,418	152,599	167,823	152,353

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2024 and 2023 is detailed below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(584)	$(1,288)	$(1,212)	$4,418
Depreciation expense	71	59	130	118
Amortization expense	5	—	9	—
Interest expense	1	9	3	65
Income tax expense	—	3	6	3
EBITDA	(507)	(1,217)	(1,064)	4,604
Stock-based compensation (1)	37	35	67	153
Professional fees associated with legal dispute (2)	464	—	693	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(6,171)
Adjusted EBITDA	$(6)	$(1,182)	$(304)	$(1,414)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.